Exhibit 2.1

AMENDMENT NO. 1 TO THE VOTING AND WAIVER AGREEMENT

This Amendment No. 1, dated December 15, 2003, amends the Voting and Waiver Agreement, dated as of July 22, 2003 (the “Agreement”), by and among NMP, Inc., MarketWatch.com, Inc., Pinnacor Inc. (the “Company”), CBS Broadcasting Inc. (“CBS”) and Pearson International Finance Ltd. (“PIFL”). All capitalized terms herein not otherwise defined shall have the meaning ascribed to them in the Agreement.

WHEREAS, acting pursuant to Section 9.4 of the Agreement, the parties hereto wish to amend Section 1.1 of the Agreement.

NOW, THEREFORE, the parties hereby agree to amend the Agreement as follows:

1. Section 1.1 of the Agreement is amended in its entirety to read as follows:

“As used herein, the term “Expiration Date” shall mean the earliest to occur of (i) the Effective Time (as such term is defined in the Merger Agreement), (ii) the date on which the Merger Agreement is terminated in accordance with its terms (including any extensions to the Merger Agreement, as provided for therein), (iii) March 31, 2004, or (iv) with respect to any Securities held by any Stockholder sold, transferred or otherwise disposed of to any Person (as defined in the Merger Agreement) other than, with respect to CBS, a controlled affiliate of Viacom Inc., and with respect to PIFL, a controlled affiliate of Pearson plc, the time of effectiveness of such sale, transfer or disposition (each, a “Disposition”).”

2. Each of CBS and PIFL shall execute and agree to deliver to the Company a new Proxy in the form attached hereto as Exhibit A.

3. In all other respects the Agreement shall remain in full force and effect.

4. The Agreement (including Exhibit A as revised), as amended by this Amendment No. 1, constitutes the entire agreement among the parties to the Agreement and supersedes any prior understandings, agreements or representations by or among the parties hereto, or any of them, written or oral, with respect to the subject matter hereof.

Signature page follows

IN WITNESS WHEREOF, this Amendment No. 1 has been duly executed by the parties as of the date first above written.

NMP, Inc.

By:	/s/ Larry Kramer

Name:	Larry Kramer
Title:	CEO

MarketWatch.com, Inc.

By:	/s/ Larry Kramer

Name:	Larry Kramer
Title:	CEO

Pinnacor Inc.

By:	/s/ Kirk Loevner

Name:	Kirk Loevner
Title:	CEO, President & Chairman

CBS Broadcasting Inc.

By:	/s/ Michael D. Fricklas

Name:	Michael D. Fricklas
Title:	EVP & Secretary

Pearson International Finance Ltd

By:	/s/ Philip Hoffman

Name:	Philip Hoffman
Title:	Executive Vice President

Exhibit A

PROXY TO VOTE STOCK OF THE COMPANY

The undersigned stockholder of MarketWatch.com, Inc. (“Parent”), hereby irrevocably (to the full extent permitted by Section 212 of the Delaware General Corporation Law, except as provided below) appoints, until the Expiration Date (as defined below), Kirk Loevner and David Obstler of Pinnacor Inc. (the “Company”), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of Parent that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of Parent exchangeable therefor on or after the date hereof and prior to the Expiration Date (collectively, the “Securities”) in accordance with the terms of this Proxy. The Securities beneficially owned by the undersigned stockholder of Parent as of the date of this Proxy are listed on the final page of this Proxy. Upon the undersigned’s execution of this Proxy, any and all prior proxies for the Securities given by the undersigned with respect to any Voting Matters (as defined below) are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect thereto until after the Expiration Date.

This Proxy is irrevocable (to the extent provided in Section 212 of the Delaware General Corporation Law), is coupled with an interest and is granted pursuant to that certain Voting Agreement dated as of July 22, 2003, and as amended on December __, 2003, by and among NMP, Inc., a Delaware corporation (“Holdco”), Parent, the Company and the undersigned stockholder of Parent (the “Voting Agreement”), and is granted in consideration of the Company entering into that certain Agreement and Plan of Merger dated as of the date hereof (the “Merger Agreement”) by and among Parent, Holdco, the Company, Maple Merger Sub, Inc., a direct wholly owned subsidiary of Holdco, and Pine Merger Sub Inc., a direct wholly owned subsidiary of Holdco. As used herein, the term “Expiration Date” shall mean the earlier to occur of (i) the Effective Time (as such term is defined in the Merger Agreement), (ii) the date on which the Merger Agreement is terminated in accordance with its terms (including any extensions to the Merger Agreement, as provided for therein), (iii) March 31, 2004, (iv) with respect to any Securities held by any Stockholder sold, transferred or otherwise disposed of to any Person (as defined in the Merger Agreement) other than, with respect to CBS Broadcasting Inc., a controlled affiliate of Viacom Inc., and with respect to Pearson International Finance Ltd., a controlled affiliate of Pearson plc, the time of effectiveness of such sale, transfer or disposition (each, a “Disposition”), or (v) the date on which the Voting Agreement is terminated.

The attorneys and proxies named above, and each of them are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned’s attorney and proxy to vote the Securities, and to exercise all voting and other rights of the undersigned with respect to the Securities (including, without limitation, the power to execute and deliver written consents pursuant to Section 228 of the Delaware General Corporation Law), at every annual, special or other meeting or action of the stockholders of Parent, as applicable, or at any postponement or adjournment thereof and in every written consent in lieu of such meeting in favor of approval of the Merger Agreement, the Parent Merger (as defined in the Merger Agreement), the issuance of shares of Holdco Common Stock in the Company Merger (as defined in the Merger Agreement) and the transactions contemplated thereby (collectively, the “Voting Matters”). For the avoidance of doubt, upon the effectiveness of a Disposition whereby any portion of the Securities of a Stockholder is sold, transferred or disposed of as permitted in the Voting Agreement, the Proxy of such Stockholder only with respect to that portion of the Securities subject to the Disposition shall be deemed revoked.

The attorneys and proxies named above may not exercise this Proxy on any other matter except as provided above. The undersigned stockholder may vote the Securities on all other matters.

Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

This Proxy is irrevocable (to the extent provided in Section 212 of the Delaware General Corporation Law). This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.

Dated: December 15, 2003	/s/ Philip Hoffman

(Signature of Stockholder)

Pearson International Finance Ltd.

(Print Name of Stockholder)

Shares beneficially owned:

5,636,814 shares of Parent Common Stock

Exhibit A

PROXY TO VOTE STOCK OF THE COMPANY

The undersigned stockholder of MarketWatch.com, Inc. (“Parent”), hereby irrevocably (to the full extent permitted by Section 212 of the Delaware General Corporation Law, except as provided below) appoints, until the Expiration Date (as defined below), Kirk Loevner and David Obstler of Pinnacor Inc. (the “Company”), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of Parent that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of Parent exchangeable therefor on or after the date hereof and prior to the Expiration Date (collectively, the “Securities”) in accordance with the terms of this Proxy. The Securities beneficially owned by the undersigned stockholder of Parent as of the date of this Proxy are listed on the final page of this Proxy. Upon the undersigned’s execution of this Proxy, any and all prior proxies for the Securities given by the undersigned with respect to any Voting Matters (as defined below) are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect thereto until after the Expiration Date.

This Proxy is irrevocable (to the extent provided in Section 212 of the Delaware General Corporation Law), is coupled with an interest and is granted pursuant to that certain Voting Agreement dated as of July 22, 2003, and as amended on December __, 2003, by and among NMP, Inc., a Delaware corporation (“Holdco”), Parent, the Company and the undersigned stockholder of Parent (the “Voting Agreement”), and is granted in consideration of the Company entering into that certain Agreement and Plan of Merger dated as of the date hereof (the “Merger Agreement”) by and among Parent, Holdco, the Company, Maple Merger Sub, Inc., a direct wholly owned subsidiary of Holdco, and Pine Merger Sub Inc., a direct wholly owned subsidiary of Holdco. As used herein, the term “Expiration Date” shall mean the earlier to occur of (i) the Effective Time (as such term is defined in the Merger Agreement), (ii) the date on which the Merger Agreement is terminated in accordance with its terms (including any extensions to the Merger Agreement, as provided for therein), (iii) March 31, 2004, (iv) with respect to any Securities held by any Stockholder sold, transferred or otherwise disposed of to any Person (as defined in the Merger Agreement) other than, with respect to CBS Broadcasting Inc., a controlled affiliate of Viacom Inc., and with respect to Pearson International Finance Ltd., a controlled affiliate of Pearson plc, the time of effectiveness of such sale, transfer or disposition (each, a “Disposition”), or (v) the date on which the Voting Agreement is terminated.

The attorneys and proxies named above, and each of them are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned’s attorney and proxy to vote the Securities, and to exercise all voting and other rights of the undersigned with respect to the Securities (including, without limitation, the power to execute and deliver written consents pursuant to Section 228 of the Delaware General Corporation Law), at every annual, special or other meeting or action of the stockholders of Parent, as applicable, or at any postponement or adjournment thereof and in every written consent in lieu of such meeting in favor of approval of the Merger Agreement, the Parent Merger (as defined in the Merger Agreement), the issuance of shares of Holdco Common Stock in the Company Merger (as defined in the Merger Agreement) and the transactions contemplated thereby (collectively, the “Voting Matters”). For the avoidance of doubt, upon the effectiveness of a Disposition whereby any portion of the Securities of a Stockholder is sold, transferred or disposed of as permitted in the Voting Agreement, the Proxy of such Stockholder only with respect to that portion of the Securities subject to the Disposition shall be deemed revoked.

The attorneys and proxies named above may not exercise this Proxy on any other matter except as provided above. The undersigned stockholder may vote the Securities on all other matters.

Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

This Proxy is irrevocable (to the extent provided in Section 212 of the Delaware General Corporation Law). This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.

Dated: December 12, 2003	/s/ Michael D. Fricklas

(Signature of Stockholder)

CBS BROADCASTING INC.

(Print Name of Stockholder)

Shares beneficially owned:

5,636,814 shares of Parent Common Stock